EXHIBIT (A) (III) UNDER FORM N-1A

                      EXHIBIT 3(I) UNDER ITEM 601/ REG. S-K

                          FEDERATED STOCK AND BOND FUND, INC.

                                 ARTICLES OF AMENDMENT

     FEDERATED STOCK AND BOND FUND,  INC., a Maryland  corporation  (hereinafter
called  the  "Corporation"),   hereby  certifies  to  the  State  Department  of
Assessments and Taxation that:

     FIRST: The charter of the Corporation is amended by inserting, at the end of Article NINTH, new paragraph (k), to read:

      "(k) To the extent permitted under Maryland law, without the vote of the shares of any class of stock of the Corporation then outstanding, the Corporation may, upon approval of a majority of the Board of Directors, sell and convert into money all the assets of any class or series of the Corporation. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to the Corporation, or any class or series thereof, the Directors shall distribute the remaining assets of the Corporation ratably among the holders of the outstanding shares of the Corporation, or any affected class or series thereof."

      SECOND: The foregoing amendment to the charter of the Corporation was approved by the Board of Directors of the Corporation; and has been duly approved by the shareholders of the Corporation at a special meeting of the shareholders held on March 26, 1999.

      IN WITNESS WHEREOF, Federated Stock and Bond Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf as of January 13, 2000, by its duly authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set fourth therein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:                      FEDERATED STOCK AND
                              BOND FUND, INC.

/S/ C. GRANT ANDERSON         By:  /S/ J. CHRISTOPHER DONAHUE
------------------------           ---------------------------
C. Grant Anderson                     J. Christopher Donahue
Assistant Secretary                   Executive Vice President